UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2024

Perspective Therapeutics, Inc. (Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

2401 Elliott Avenue, Suite 320, Seattle, Washington 98121
(Address of Principal Executive Offices) (Zip Code)

(206) 676-0900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CATX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 28, 2024, Perspective Therapeutics, Inc. (the “Company”), Isoray Medical, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Medical”), and GT Medical Technologies, Inc., a Delaware corporation (“GT Medical”) entered into Amendment No. 1 to Asset Purchase Agreement (the “Amendment”), which amends the Asset Purchase Agreement entered into by and among the parties on December 7, 2023 (the “Agreement”).

The Amendment changes the Termination Date, as defined in the Agreement, from March 31, 2024, to April 30, 2024.

The above description is only a summary of the material terms of the Amendment, does not purport to be a complete description of the Amendment, and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 2.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Amendment No. 1 to Asset Purchase Agreement, dated March 28, 2024, by and among Isoray Medical, Inc., GT Medical Technologies, Inc., and Perspective Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2024

Perspective Therapeutics, Inc., a Delaware corporation

By:	/s/ Johan (Thijs) Spoor
Johan (Thijs) Spoor Chief Executive Officer